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                                                                      EXHIBIT 21



                                SUBSIDIARIES OF THE REGISTRANT


Chico's Distribution, Inc., a Florida corporation

Chico's Concept, Inc., a Florida corporation

Chico's Media, Inc., a Florida corporation